Exhibit 99.1
Verde Clean Fuels, Inc. Reports Q4 and FY 2024 Results

Q4 2024 and Subsequent Event Highlights
•Continuing to advance front-end engineering and design (“FEED”) for proposed natural gas-to-gasoline project in the Permian Basin

•Closed $50 million equity investment by Cottonmouth Ventures, LLC ("Cottonmouth"), a wholly-owned subsidiary of Diamondback Energy, Inc. ("Diamondback")

HOUSTON – March 28, 2025 - Verde Clean Fuels, Inc. (“Verde” or “the Company”) (NASDAQ: VGAS) today reported results for the fourth quarter and full year 2024.
“We continue to advance our plans to deploy our proprietary liquid fuels processing technology through the development of commercial production plants. During 2024, we signed a joint development agreement with Cottonmouth and began FEED for the Permian Basin project, a proposed natural gas-to-gasoline plant to be jointly developed with Cottonmouth utilizing our technology and associated natural gas from Diamondback’s operations. More recently, we announced the signing and closing of an additional $50 million equity investment by Cottonmouth into Verde, which positions us to continue advancing our joint development activities. In addition to these efforts, we also continue to identify and evaluate other potential opportunities to deploy our technology while remaining disciplined with our resources,” said Ernest Miller, CEO of Verde.
For the three months ended December 31, 2024, the Company recorded net loss of $(2.7) million and diluted net loss per share of Class A common stock of $(0.14). For the twelve months ended December 31, 2024, the Company recorded net loss of $(10.5) million and diluted net loss per share of Class A common stock of $(0.53). The Company’s net loss for the three and twelve months ended December 31, 2024 was primarily attributable to ongoing general and administrative expenses.
As of December 31, 2024, the Company had cash and cash equivalents of $19.0 million and no debt. Also as of December 31, 2024, the Company had capitalized $1.0 million of FEED costs related to the proposed Permian Basin project net of amounts reimbursable under the joint development agreement between Verde and Cottonmouth.
On January 29, 2025, the Company announced the closing of a $50 million equity investment by Cottonmouth. The investment consisted of the purchase of 12.5 million shares of Verde’s Class A common stock by Cottonmouth at a price of $4.00 per share. The investment represented the second investment by Cottonmouth in Verde over the past two years, for a total investment of $70 million, making Cottonmouth the second largest shareholder of Verde.
About Verde Clean Fuels, Inc.
Verde is a clean fuels company focused on the deployment of its innovative and proprietary liquid fuels processing technology through development of commercial production plants. Verde's synthesis gas ("syngas")-to-gasoline plus (STG+®) process converts syngas, derived from diverse feedstocks, into fully finished liquid fuels that require no additional refining. Verde is currently focused on identifying and evaluating opportunities to convert associated natural gas into gasoline, which is expected to provide a market for such natural gas with the added potential benefits of flare mitigation and production of gasoline with a lower carbon intensity than conventional gasoline.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding the Company’s expectations and any future financial performance, the Company’s strategy, future operations, financial position, prospects, plans, goals and objectives of management are forward-looking statements. The words “could,” “should,” “would,” “will,” “aim,” “may,” “focus,” “believe,” “anticipate,” ”intend,” “estimate,” “expect,” “advance,” ”project,” “plan,” “potential,” "goal,” “strategy,” “proposed,” “positions,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the Company, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. The Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. These risks and uncertainties include, but are not limited to: changes in general economic, financial, legal, political and business conditions; changes in domestic and foreign markets; the failure of Verde to develop its first commercial facility, whether due to the inability to obtain the required financing or for any other reason; the failure of Verde to develop any additional commercial facility for any reason; the risks and uncertainties relating to the implementation of Verde’s business strategy and the timing of any business milestone; and delays in acquisition, financing, construction and development of any potential projects. Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. There may be additional risks that the Company presently does not know or that the Company currently believes are immaterial that could cause actual results to differ from those contained in the forward-looking statements. Additional information concerning these and other factors that may impact the Company’s expectations and projections can be found in the Company’s filings with the Securities and Exchange Commission (the “SEC”). The Company’s filings with the SEC are available publicly on the SEC’s website at www.sec.gov.

Contacts

Investor Relations:
Caldwell Bailey (ICR)
verdeIR@icrinc.com

Media Relations:
Juliet Fisher (Merchant)
juliet@merchant.agency

VERDE CLEAN FUELS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For The 3 Months Ended December 31,		For The Year Ended December 31,
	(Unaudited)
	2024	2023	2024	2023
General and administrative expenses	$2,734,130	$2,280,495	$11,205,770	$11,515,192
Contingent consideration	-	-	-	(1,299,000)
Research and development expenses	100,914	82,406	451,072	329,194
Total operating loss	2,835,044	2,362,901	11,656,842	10,545,386

Other (income)	(239,552)	(208,183)	(1,193,273)	(447,074)
Interest expense	-	-	-	236,699
Loss before income taxes	(2,595,492)	(2,154,718)	(10,463,569)	(10,335,011)
Income tax provision	65,331	47,079	51,465	166,265
Net loss	$(2,660,823)	$(2,201,797)	$(10,515,034)	$(10,501,276)
Net loss attributable to noncontrolling interest	$(1,780,277)	$(1,555,010)	$(7,180,678)	$(7,757,688)
Net loss attributable to Verde Clean Fuels, Inc.	$(880,546)	$(646,787)	$(3,334,356)	$(2,743,588)

Earnings per share
Weighted average Class A common stock outstanding, basic and diluted	6,336,078	6,153,461	6,286,033	6,140,529
Loss per share of Class A common stock	$(0.14)	$(0.11)	$(0.53)	$(0.45)

VERDE CLEAN FUELS, INC.
CONSOLIDATED BALANCE SHEETS

	As of
	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$19,044,067	$28,779,177
Restricted cash	100,000	100,000
Accounts receivable – other	226,157	-
Other current assets	804,186	373,324
Total current assets	20,174,410	29,252,501

Non-current assets:
Property, plant and equipment, net	1,096,270	62,505
Intellectual property and patented technology	1,925,151	1,925,151
Operating lease right-of-use assets, net	215,806	524,813
Deposits	160,669	160,669
Total non-current assets	3,397,896	2,673,138
Total assets	$23,572,306	$31,925,639

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$734,374	$184,343
Accrued liabilities	1,907,165	1,976,812
Operating lease liabilities	153,917	297,380
Other current liabilities	15,129	-
Total current liabilities	2,810,585	2,458,535

Non-current liabilities:
Promissory note – related party	-	409,612
Operating lease liabilities	78,245	232,162
Total non-current liabilities	78,245	641,774
Total liabilities	2,888,830	3,100,309
Commitments and Contingencies

Stockholders’ equity
Class A common stock, par value $0.0001 per share, 9,549,621 and 9,387,836 shares issued and outstanding as of December 31, 2024 and 2023, respectively	955	939
Class C common stock, par value $0.0001 per share, 22,500,000 shares issued and outstanding as of December 31, 2024 and 2023, respectively	2,250	2,250
Additional paid in capital	37,502,903	35,014,836
Accumulated deficit	(27,257,086)	(23,922,730)
Noncontrolling interest	10,434,454	17,730,035
Total stockholders’ equity	20,683,476	28,825,330
Total liabilities and stockholders’ equity	$23,572,306	$31,925,639